                                                                   Exhibit 10.24

                                                                  EXECUTION COPY

                            BORROWER PLEDGE AGREEMENT
                           (CAYMAN ISLANDS SUBSIDIARY)

         BORROWER PLEDGE AGREEMENT (Cayman Islands Subsidiary) ("Pledge Agreement") dated March 23, 2004 by and between TEAM HEALTH, INC. a Tennessee corporation, having an office at 1900 Winston Road., Suite 300, Knoxville, Tennessee 31919 (the "Pledgor") and BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the Lenders from time to time party to the Credit Agreement described below.

                             PRELIMINARY STATEMENTS

         1. The Pledgor has entered into a Credit Agreement, dated as of even date herewith (as it may hereafter be amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement), among the Pledgor, the Lenders party thereto, the Guarantors party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         2. As of the date hereof, the Pledgor is the owner of 120,000 shares (US$1 par) of Physicians Underwriting Group, Ltd. ("PUG") a Cayman Islands exempted company and holder of a Class B Insurance License under the Insurance Law (2001 Revision) (as revised) of the Cayman Islands (the "Insurance Law"), which is 100% of the issued and outstanding share capital of PUG (the "Pledged Shares").

         3. It is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue (or participate in) Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make their respective Loans and to issue (or participate in) Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, as follows:

         1.       Certain Definitions:

                  (a) The term "Pledged Shares" as used herein shall mean and include the shares of PUG referred to in Preliminary Statement (2) above, and, also, any shares, share certificates, options or rights issued by PUG to the Pledgor as an addition to, in substitution of, or in exchange for any such shares, and any and all proceeds thereof, now or hereafter owned or acquired by the Pledgor.

                  (b) The term "Secured Obligations" as used herein shall mean all of the Obligations, now existing or hereafter arising pursuant to the Loan Documents and owing from any Loan Party to any Lender or the Administrative Agent, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Swap Contracts permitted by Section 8.02(c)(v) and/or Treasury Management Agreements between any Loan Party and any Lender or any Affiliate of a Lender and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

                  (c) The term "Lenders" as used herein shall include any Affiliate of any Lender which has entered into a Swap Contract permitted by Section 8.02(c)(v) of the Credit Agreement and/or a Treasury Management Agreement with any Loan Party.

         2. (a) As collateral security for the due payment and performance of the Secured Obligations, the Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, as collateral security, all the Pledged Shares and the certificates representing the Pledged Shares, and hereby grants to the Administrative Agent a first security interest in all the Pledged Shares and in any and all dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.

         (b) If the Pledgor shall become entitled to receive or shall receive any share certificate (including, without limitation, any certificate representing a share dividend or a distribution in connection with any reclassification, increase or reduction of capital), option or rights, whether as an addition to, in substitution of, or in exchange for the Pledged Shares, or otherwise, the Pledgor shall accept any such instruments as the agent for the Administrative Agent, shall hold them in trust for the Administrative Agent, and shall deliver them forthwith to the Administrative Agent in the exact form received, with the Pledgor's endorsement when necessary and/or appropriate share transfer certificates duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as further collateral security for the Secured Obligations.

         (c) Any or all of the Pledged Shares held by the Administrative Agent hereunder may, at the option of the Administrative Agent or its nominee be registered in the name of the Administrative Agent or its nominee. The Administrative Agent or its nominee may, upon prior written notice to the Pledgor, after the occurrence and during the continuation of any Event of Default, exercise all voting and corporate rights at any meeting of the shareholders of PUG including, without limitation, the right to amend the by-laws, to remove the directors, with or without cause, and to nominate and elect successor directors, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         (d) Upon prior written notice to the Pledgor, in the event of the occurrence and continuation of any Event of Default, the Administrative Agent shall have the right to require that all cash dividends payable with respect to any part of the Pledged Shares be paid to the Administrative Agent to be held by the Administrative Agent as additional security hereunder until applied to the Secured Obligations.

         (e) In the event of the occurrence and continuation of any Event of Default, the Administrative Agent without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are, to the extent permitted by law, hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Shares, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Shares shall be required to purchase the shares constituting the Pledged Shares for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Administrative Agent or any purchaser upon any such sale or sales, whether public or private, to purchase the whole or any part of the Pledged Shares so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

         (f) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid, shall be applied as follows:

                           (i)      First, to the costs and expenses of every
kind incurred in connection therewith or incidental to the care, safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of the Administrative Agent hereunder, including reasonable attorneys' fees and legal expenses;

                           (ii)     Second, to the satisfaction of the Secured
Obligations in such order as is specified in Section 9.03 of the Credit
Agreement;

                           (iii)    Third, to the payment of any other amounts
required by applicable law; and

                           (iv)     Fourth, to the Pledgor to the extent of the
surplus proceeds, if any.

         (g) The Administrative Agent need not give more than five (5) Business Days' notice to the Pledgor of the time and place of any public sale or of the time after which a private sale may take place and such notice shall be deemed to be reasonable notification of such matters.

         (h) The Pledgor hereby grants to the Administrative Agent full power, without notice to the Pledgor, and without in any way affecting the obligations of the Pledgor hereunder, to deal in any manner with the Secured Obligations or the collateral (other than the Pledged Shares, as to which the other provisions of this Pledge Agreement shall govern) securing any of the Secured Obligations (hereinafter called the "Collateral") and the Pledgor hereby irrevocably waives to the fullest extent permitted by applicable law any defenses it may now or hereafter have in any way relating to, any or all of the following: (i) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;
(ii) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other obligations of any other Loan Party under the Loan Documents or any other assets of the Pledgor or any of its Subsidiaries; (iii) any failure of the Administrative Agent or any Lender to disclose to the Pledgor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any the Administrative Agent or any Lender (the Pledgor waiving any duty on the part of the Lenders to disclose such information); or
(iv) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Lender that might otherwise constitute a defense available to, or a discharge of the Pledgor or any guarantor or surety (other than payment). The Pledgor hereby waives presentment, demand for payment, protest and notice of dishonor or nonpayment of or with respect to the Secured Obligations. The obligations of the Pledgor under this Pledge Agreement are independent of the Secured Obligations of the Pledgor or of any other obligations of any Loan Party or pledgor under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Pledge Agreement, without joining any other Loan Party or any other pledgor under the Loan Documents. The Administrative Agent may enforce its rights and remedies under this Pledge Agreement without being obligated to resort first to the Collateral or to any other security or to any other remedy or remedies and may pursue all or any of its remedies at one or at different times.

         3. The Pledgor, to the fullest extent permitted by applicable law, hereby waives, with respect to all sales of the Pledged Shares, any demand, notice or advertisement, and all rights under any appraisement, valuation, stay, extension or redemption law, and any law relating to the mashalling of any of the Pledged Shares on any such sale.

         4.       The Pledgor represents and warrants that:

         (a) The Pledged Shares are owned legally, directly and beneficially and of record by the Pledgor, have been duly authorized and validly issued, are fully paid and non-assessable and constitute all of the issued and outstanding equity interests of PUG;

         (b) All of the Pledged Shares are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such shares or the proceeds thereof, except for the security interest granted to the Administrative Agent hereunder, Permitted Liens and unperfected Liens under Section 8.01(g) of the Credit Agreement;

         (c) Upon execution and delivery of this Agreement and the taking of possession of the Pledged Shares to the Administrative Agent for the benefit of the Lenders, and upon the notation on the register of members of PUG of the Administrative Agent's lien and security interest in the Pledged Shares, to perfect and protect the secured interest of the Lenders, this Pledge Agreement creates and grants a valid and perfected first priority security interest in the Pledged Shares and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Shares; and

         (d) Subject to the prior written approval of the Cayman Islands Monetary Authority (as required by the Insurance Law) in respect of the exercise of any right to control, sell or otherwise require the transfer of title to the Pledged Shares, and subject to laws affecting the offering and sale of securities generally, no consent or approval of any governmental authority, regulatory body or other third party which has not been obtained is required in connection with the execution, delivery and performance by the Pledgor of this Pledge Agreement.

         5.       (a)      Except as expressly permitted by the Credit
Agreement, the Pledgor hereby covenants that so long as this Pledge Agreement shall be in effect, in whole or in part, the Pledgor will not:

                           (i)      sell, convey or otherwise dispose (or
attempt or agree to so dispose) of any of the Pledged Shares or any interest therein, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Shares or the proceeds thereof other than that created hereby, except for the security interest granted to the Administrative Agent hereunder, Permitted Liens and unperfected Liens under Section 8.01(g) of the Credit Agreement, unless any such sale, conveyance or disposition is subject to this Pledge Agreement;

                           (ii)     consent to or approve the issuance of any
additional shares of any class of PUG; or

                           (iii)    permit any Person other than the Pledgor to
be registered as or become the holder of the Pledged Shares.

         (b) The Pledgor warrants and will defend the Administrative Agent's right, title, special property and security interest in and to the Pledged Shares against the claims of any Person, firm, corporation or other entity.

         (c) The Pledgor covenants and agrees that it will cause (i) all certificates evidencing or representing the Pledge Shares to carry a legend reflecting the Administrative Agent's first lien on and the security interest in the Pledged Shares and (ii) PUG's register of members to be duly marked to indicate the Administrative Agent's first lien on and the security interest in the Pledged Shares.

         (d) The Pledgor covenants and agrees that it shall deliver to the Administrative Agent:

                  (A) on or prior to the Closing Date, the following in form and substance acceptable to the Administrative Agent:

                           (i) the original share certificate in respect of the Pledged Shares;

                           (ii) an executed and undated blank transfer in respect of the Pledged Shares;

                           (iii)    an executed and undated letter of
                  resignation (setting forth the authorization to date and deliver it) from each director of PUG;

                           (iv) evidence of the notation on the register of members of PUG of the Administrative Agent's lien and security interest in the Pledged Shares; and

                  (B) on or prior to May 23, 2004, a written opinion of Walkers, special Cayman Islands counsel to the Pledgor, addressed to the Administrative Agent and the Lenders, which shall cover, among other things, validity, binding effect, perfection and enforceability of the Pledge Agreement, in form and substance acceptable to the Administrative Agent.

         6. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or a part of the Pledged Shares, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at places and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner.

         7. The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Shares.

         8. The Pledgor hereby irrevocably and by way of security for the payment and performance of the Secured Obligations appoints the Administrative Agent the Pledgor's true and lawful attorney-in-fact (with full power to appoint substitutes and to sub-delegate), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement.

         9.       (a)      Beyond the exercise of reasonable care to assure the
safe custody of the share certificates relating to the Pledged Shares while held hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Shares upon surrendering the share certificates relating thereto it to the Pledgor or in accordance with the Pledgor's instructions.

                  (b) No course of dealing between the Pledgor and the Administrative Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Pledge Agreement in any jurisdiction.

                  (d) The parties acknowledge and agree that the prior written consent of the Cayman Islands Monetary Authority ("CIMA") is required before the Pledged Shares can be transferred to the Administrative Agent and the consent of CIMA may be required before any rights under this Pledge Agreement maybe exercised.

                  (e) All, rights and remedies contained in this Pledge Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full.

         10. All notices and other communications pursuant to this Pledge Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

                  (a)      If to the Pledgor:

                           Team Health, Inc.
                           1900 Winston Road, Suite 300
                           Knoxville, Tennessee 37919
                           Attention: President and/or Chief Financial Officer Telephone No.: (865) 693-1000
                           Facsimile No.: (865) 539-8003

                           with copies to:

                           Cornerstone Equity Investors
                           717 Fifth Avenue
                           Suite 1100
                           New York, New York 10022
                           Attention: Dana O'Brien
                           Telephone No.: (212) 753-0901
                           Facsimile No.: (212) 826-6798

                           and

                           Madison Dearborn Partners
                           Three Bank One Plaza
                           Suite 3800
                           Chicago, Illinois 60602
                           Attention: Nick Alexos
                           Telephone No.: (312) 895-1260
                           Facsimile No.: (312) 895-1256

                           and

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Sanford Perl; Andrew Kaufman
                           Telephone No.:   (312) 861-2291
                           Facsimile No.:   (312) 861-2200

                  (b)      if to the Administrative Agent:

                           Bank of America, N.A.
                           CA5-701-05-19
                           1455 Market Street
                           San Francisco, CA 94103
                           Attention: Aamir Saleem
                           Telephone No.: (415 ) 436-2769
                           Facsimile No.: (415) 503-5089

Any notice or other communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at its telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         11.      (a)      The Pledgor hereby agrees to indemnify the
Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a. final judgment of a court of competent jurisdiction.

         (b) The Pledgor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Shares, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

         12.      (a)      No amendment or waiver of any provision of this
Pledge Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) This Pledge Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Administrative Agent and its successors for the benefit of the Administrative Agent and the ratable benefit of the Lenders, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.07 of the Credit Agreement. Notwithstanding the foregoing the Pledgor may not assign any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent, which consent may be withheld for any reason.

         13.      (a)      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PLEDGE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         14. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE CAYMAN ISLANDS.

         15. Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations) and termination of the Commitments under the Credit Agreement, (ii) the expiration, termination or cancellation of all of the Letters of Credit and
(iii) the Maturity Date, the pledge by the Pledgor hereby shall terminate and all rights to the Pledged Shares shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         16. This Pledge Agreement may be executed in any number of several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered as a deed by its respective officer thereunto duly authorized as of the date first above written.

Executed as a Deed by      )
TEAM HEALTH, INC           )
                           )                Per:    /s/ Robert Abramowski
                           )                        ---------------------
                           )                Title:  Robert Abramowski
                           )
in the presence of:        )
                           )
/s/ John Stair
--------------------------
Witness

(Name)           John Stair
             -------------------------

(Address)     310 West Ford Lane
              Knoxville, TN 37919
             -------------------------
(Occupation)  Attorney
             -------------------------

(Note: The above details are to be completed in the witness's own handwriting.)

Executed as a Deed by      )
BANK OF AMERICA N.A.,      )
as Administrative Agent    )                Per:   /s/ Aamir Saleem
                           )                      -------------------------
                           )                Title: Vice President
                           )
in the presence of:        )
                           )
 /s/ Angela Lau
---------------------------
Witness

(Name)      Angela Lau
          ---------------------------

(Address)   Bank of America
            1455 Market Street
            San Francisco, Ca 94103
          ---------------------------

(Occupation)    Banking
             ------------------------

(Note: The above details are to be completed in the witness's own handwriting.)

                                                               SIGNATURE PAGE TO
                           BORROWER PLEDGE AGREEMENT (CAYMAN ISLANDS SUBSIDIARY)
                                                               TEAM HEALTH, INC.
                                                                      MARCH 2004